Exhibit 8.3

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May 22, 2007

Norsk Hydro ASA
Drammensveien 264
N-0240 Oslo
Norway

Re: Consent Solicitation Statement and Prospectus

Ladies and Gentlemen:
     In connection with the filing by Statoil ASA (“Statoil”) of a Registration Statement on Form F-4 under the Securities Act of 1933, as amended (the “Act”), originally filed by Statoil with the Securities and Exchange Commission (the “Commission”) on March 20, 2007, as amended to date (the “Registration Statement”), you have requested our opinion concerning the statements in the consent solicitation and prospectus contained in the Registration Statement (the “Consent Solicitation”) under the caption “Certain Tax Consequences—Certain U.S. Federal Income Tax Considerations.” Capitalized terms used herein and not defined herein have the meanings assigned to them in the Consent Solicitation.
     The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement.
     In our capacity as counsel to Norsk Hydro ASA, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation, or audit of the facts set forth in the above-referenced documents.
     We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.
     Based on the facts and assumptions and subject to the limitations set forth in the Consent Solicitation, the statements of law or legal conclusions in the Consent Solicitation under the caption “Certain Tax Consequences—Certain U.S. Federal Income Tax Considerations” constitute the opinion of Latham & Watkins LLP as to the material tax consequences to holders of Securities of the transactions described in the Consent Solicitation.
     No opinion is expressed as to any matter not discussed herein.
     This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.
     This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Consent Solicitation. This opinion may not be relied upon by you for any other purpose. However, this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules or regulations of the Commission promulgated thereunder.
Very truly yours,

/s/ Latham & Watkins LLP